UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

July 8, 2021 (July 2, 2021)
Date of Report (date of earliest event reported)

Rimini Street, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37397	36-4880301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3993 Howard Hughes Parkway, Suite 500
Las Vegas, NV 89169
(Address of principal executive offices) (Zip Code)

(702) 839-9671
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	RMNI	The Nasdaq Global Market
Public Units, each consisting of one share of Common Stock, $0.0001 par value, and one-half of one Warrant	RMNIU	OTC Pink Current Information Marketplace
Warrants, exercisable for one share of Common Stock, $0.0001 par value	RMNIW	OTC Pink Current Information Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On July 2, 2021, Rimini Street, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) among the Company, as borrower, certain subsidiaries of the Company as guarantors, the lenders party thereto (the “Lenders”) and Capital One, National Association, as a lender and administrative agent. The Credit Agreement provides for a five year senior secured term loan facility up to an aggregate principal amount of $90.0 million (the “Credit Facility”), with funding subject to the Company's satisfaction of certain conditions precedent. Borrowings under the Credit Facility will initially bear interest at a rate per annum, equal to, at the Company's option of (a) LIBOR (plus a margin ranging from 1.75% to 2.50%) or (b) a base rate (plus a margin ranging from 0.75% to 1.50%), in each case subject to specified leverage-based step-downs.

The Company intends to use approximately $88.4 million of the proceeds of the Credit Facility to fund the full redemption of the Company’s 13.00% Series A Redeemable Convertible Preferred Stock (“Preferred Stock”), as described further under Item 8.01 of this Current Report on Form 8-K, with remaining amounts to be used to pay related fees and expenses and for general corporate purposes. The Company may voluntarily repay outstanding loans under the Credit Facility at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Pursuant to a Guaranty and Security Agreement, dated July 2, 2021 (the “Guaranty and Security Agreement”), among the Credit Parties and Capital One, National Association, as agent, the obligations under the Credit Agreement are guaranteed by certain of the Company’s subsidiaries (the Company and the guarantors, collectively, the “Credit Parties”) and are secured, subject to customary permitted liens and exceptions, by a lien on substantially all assets of the Credit Parties.

The Credit Agreement contains customary affirmative covenants, including, among others, the provision of financial statements and compliance certificates, maintenance of property, insurance and compliance with laws. The Credit Agreement contains customary negative covenants, including, among others, limitations on the ability of the Credit Parties to (i) create liens on assets, (ii) sell assets, (iii) engage in mergers or consolidations, (iv), make loans or investments, (v) incur additional indebtedness, (vi) engage in certain transactions with affiliates, (vii) incur certain material ERISA or pension liabilities and (viii) pay dividends or repurchase capital stock and in each case, subject to certain exceptions set forth in the Credit Agreement.

The Credit Agreement contains financial covenants, requiring the Company to maintain as of the end of each fiscal quarter:

(i)a consolidated total net leverage ratio of not more than 3.75 to 1.00;

(ii)a consolidated fixed charge coverage ratio of not less than 1.25 to 1.00; and

(iii)a minimum average daily balance of $20,000,000 in U.S. cash.

The Credit Agreement also contains customary events of default including, among others, non-payment of principal, interest, fees and other amounts; material inaccuracy of representations and warranties; breaches of certain covenants; defaults on other material indebtedness; certain bankruptcy or insolvency events; material unsatisfied and unstayed judgments; impairment of loan documentation; and change of control of the Company.

The foregoing description of the Credit Agreement and the Guaranty and Security Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement and to the Guaranty and Security Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, each of which is incorporated herein by reference.

The representations, warranties and covenants contained in the Credit Agreement were made only for the Credit Agreement and as of the specific dates, were solely for the benefit of the parties thereto, may have been used for purposes of allocating risk between each party rather than establishing matters of fact, may be subject to a contractual standard of materiality different from that generally applicable to investors and may be subject to qualifications and limitations and schedules agreed upon by the parties in connection with the negotiated terms. Accordingly, the Credit Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Credit Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

ITEM 7.01	REGULATION FD DISCLOSURE
On July 8, 2021, the Company issued a press release titled “Rimini Street Announces $90 Million Commercial Bank Financing to Fully Redeem Remaining Series A Preferred Stock.” A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, as amended nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01	OTHER EVENTS
The Company has delivered a notice of conditional redemption to the holders of its Preferred Stock for the redemption on July 20, 2021 of all remaining shares of Preferred Stock at an aggregate redemption price, assuming no conversion of any Preferred Stock, of approximately $88.4 million, meeting the 30-day notice period but subject to satisfaction of the funding conditions and receipt of funds pursuant to the Credit Facility described in Item 1.01 of this Current Report on Form 8-K or an alternative facility with funds legally available for use for the redemption of all shares of Preferred Stock. Upon redemption of the Preferred Stock, there will be no further payment obligations of the Company pursuant to the secured convertible notes issued in connection with the shares of the Preferred Stock.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.

Exhibit No.	Exhibit Title

10.1	Credit Agreement dated as of July 2, 2021, by and among Rimini Street, Inc., as borrower, the lenders party thereto and Capital One, National Association, as a lender and as agent for all lenders
10.2	Guaranty and Security Agreement dated as of July 2, 2021, by and among Rimni Street, Inc., the other grantors named therein, and Capital One, National Association, as agent
99.1	Press Release dated July 8, 2021, titled “Rimini Street Announces $90 Million Commercial Bank Financing to Fully Redeem Remaining Series A Preferred Stock” (Furnished Only)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RIMINI STREET, INC.

Dated: July 8, 2021	By:	/s/ Seth A. Ravin
Name: Seth A. Ravin
Title: Chief Executive Officer

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